EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors of  Paramount Gold and Silver Corp.  hereby  constitute and appoint Christopher Crupi,  the Company’s Chief Executive Officer and a director,  our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 of  Paramount Gold and Silver Corp.  with respect to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of common stock of Paramount Gold and Silver Corp.  issuable in connection with the 2007/08 STOCK INCENTIVE  AND EQUITY COMPENSATION PLAN, any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462 under the Securities Act), and generally to do all such things in our names and on our behalf in our capacities as directors to enable Paramount Gold and Silver Corp. to comply with the  provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorney, to said registration statement and any and all amendments thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed on this  26th  day of  September, 2007  by the following persons:

/s/ Charles Reed	Vice President/Director	September 26 , 2007
Charles Reed

/s/ John Carden	Director	September 26 , 2007
John Carden

/s/ Daniel Hachey	Director	September 26, 2007
Daniel Hachey

/s/ Michel Yvan Stinglhamber	Director	September 26, 2007
Michel Yvan Stinglhamber